UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	December 10, 2004
(December 6, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  1.01                     Entry into a Material Definitive Agreement

On December 6, 2004, the Human Resources and Compensation Committee of the Board of Directors of PNM Resources, Inc. (the "Company") approved the Company's adoption of a new Executive Savings Plan (the "Plan").  The Company will serve as Plan Administrator of this Plan.  Pursuant to the Plan, an account will be established for each participant to record the participant's Supplemental Deferrals (as that term is defined in the Plan) as well as the Matching and Standard Credits (as defined) described below.  The account also will record any Discretionary Credits (as defined) made on behalf of the participant.  Supplemental Credits (as defined) will be made on behalf of officers of the Company with the title of Senior Vice President or higher.  The accounts also will be adjusted to reflect hypothetical investment earnings, gains and losses.

Eligibility

Participation is limited to highly compensated or management employees of the Company or an adopting affiliate.  All officers of the Company or an adopting affiliate are eligible to participate, as are other highly compensated or management employees selected by the Plan Administrator.

Supplemental Deferrals

A participant is allowed to defer all or a specified portion of the participant's regular compensation or bonuses.  Deferral elections must be made prior to the start of the applicable plan year (which is the calendar year).

Matching Credits

A participant's account also will be credited with a Matching Credit in an amount equal to 75% of the participant's Supplemental Deferrals up to the first 6% of compensation.

Standard Credits

In addition, a participant's account will be credited with a Standard Credit in an amount equal to the additional employer contribution that the participant would have received under the PNM Resources, Inc. Retirement Savings Plan in the absence of limitations imposed by the Internal Revenue Code.

Discretionary Credits

The Company and adopting affiliates may make additional credits to the account of a participant in any amount determined to be appropriate.

Supplemental Credits

Senior officers (officers who have the title of Senior Vice President or higher) will receive a Supplemental Credit each year, beginning with the 2004 year.  The amount of the Supplemental Credit is determined on an individual basis by the Plan Administrator.

Effective Date

The Plan will be effective as of December 15, 2004.  The only credits that will be made in calendar year 2004 are the Supplemental Credits referred to above.  The Supplemental Deferrals, and the Matching, Standard and Discretionary Credits, will be for calendar year 2005.

Miscellaneous

The Company plans to file a Form S‑8 registration statement for the Plan in the near future.  As required, the Company will file a copy of the Plan as an exhibit to the Company's Annual Report on Form 10‑K for the fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 10, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)